Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-120866 of Neenah Paper, Inc. on Form S-8 of our report dated June 19, 2006, appearing in this Annual Report on Form 11-K of Neenah Paper 401(k) Retirement Plan for the year ended December 31, 2005

/s/ Deloitte & Touche LLP

Atlanta, Georgia
June 19, 2006